SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  February 23, 2011

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On February 23, 2011, Harbin Electric, Inc. (the “Company”) entered into Indemnification Agreements dated as of February 21, 2011 (collectively, the “Agreements”) with each of its directors and certain of its officers (collectively, “Indemnitees”), pursuant to which the Company agreed to indemnify Indemnitees to the fullest extent permitted by the Section 78.7502 of the Nevada Revised Statutes (the “NRS”) and the Articles of Incorporation and Bylaws of the Company in effect as of the date of the Agreements or as the NRS or the Articles of Incorporation and Bylaws of the Company may from time to time be amended.

Copies of each of these Agreements are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibits

10.1           Indemnification Agreement, dated as of February 21, 2011, between the Company and Ching Chuen Chan.

10.2           Indemnification Agreement, dated as of February 21, 2011, between the Company and David Gatton.

10.3           Indemnification Agreement, dated as of February 21, 2011, between the Company and Boyd R. Plowman.

10.4           Indemnification Agreement, dated as of February 21, 2011, between the Company and Lanxiang Gao.

10.5           Indemnification Agreement, dated as of February 21, 2011, between the Company and Yunyue Ye.

10.6           Indemnification Agreement, dated as of February 21, 2011, between the Company and Tianfu Yang.

10.7           Indemnification Agreement, dated as of February 21, 2011, between the Company and Tianli Yang.

10.8           Indemnification Agreement, dated as of February 21, 2011, between the Company and Zedong Xu.

10.9           Indemnification Agreement, dated as of February 21, 2011, between the Company and Christy Shue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.
	By:	/s/ Tiangfu Yang
	Name:	Tianfu Yang
	Title:	Chairman and Chief Executive Officer
Dated: February 25, 2011